EXCHANGE AGREEMENT


         EXCHANGE AGREEMENT (this "Agreement"), dated as of December 31, 1998, by and among Base Ten Systems, Inc., a New Jersey corporation (the "Company"), and the holders of the Series A Preferred Shares (as defined below), set forth on the signature pages hereto (the "Holders").

         WHEREAS:

         A. The Company and the Holders are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act");

         B. The Company and the Holders entered into a Securities Purchase Agreement, dated as of December 4, 1997 (the "Purchase Agreement"), pursuant to which the Holders (i) purchased the Company's Convertible Preferred Shares, Series A (the "Series A Preferred Shares"), which are convertible into Class A Common Shares, $1.00 par value per share, of the Company (the "Common Stock"), upon the terms and subject to the limitations and conditions set forth in the Certificate of Amendment of Restated Certificate of Incorporation Providing for Designation, Preferences and Rights of the Convertible Preferred Shares, Series A (the "Series A Certificate of Designation") and (ii) in consideration for the purchase of the Series A Preferred Shares, received Class A Common Stock Purchase Warrants to purchase shares of Common Stock (the "Series A Warrants");

         C. In connection with the Purchase Agreement, the Company and the Holders entered into a Registration Rights Agreement, dated as of December 4, 1997 (the "Registration Rights Agreement");

         D. The Company has authorized a new series of preferred stock, designated as Series B Convertible Preferred Stock (together with any Series B Preferred Stock issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, the "Series B Preferred Shares"), having the rights, preferences and privileges set forth in the Certificate of Amendment of Restated Certificate of Incorporation Providing for Designation, Preferences and Rights of the Convertible Preferred Shares, Series B, attached hereto as Exhibit "A" (the "Series B Certificate of Designation"), which are convertible into shares of Common Stock upon the terms and subject to the limitations and conditions set forth in the Series B Certificate of Designation (the "Conversion Shares");

         E. The Company has authorized the issuance to the Holders of additional Class A Common Stock Purchase Warrants, in the form attached hereto as Exhibit "B", to purchase shares of Common Stock (the "Additional Warrants");

         F. The Company desires to amend the terms of the Series A Warrants in accordance with the terms of this Agreement by issuing new warrants, in the forms attached hereto as Exhibit "B" and Exhibit "C", containing such amended terms in exchange for the outstanding Series A Warrants (collectively, the "Amended Warrants" and together with the Additional Warrants, the "Warrants"). The shares of Common Stock issuable upon exercise of the Warrants are referred to herein as the "Warrant Shares";

         G. The Company desires to (i) have each Holder exchange the number of Series A Preferred Shares identified on the signature pages hereto as being held by such Holder and all Series A Preferred Shares hereafter issued to such Holders, for Series B Preferred Shares, (ii) amend the terms of certain of the outstanding Series A Warrants held by each Holder by issuing to each Holder a number of Amended Warrants, in the form attached hereto as Exhibit "B," equal to the number of Series A Warrants received by the Holders in consideration for the purchase of the Series A Preferred Shares being exchanged for Series B Preferred Shares and for certain Series A Preferred Shares held and thereafter converted prior to the date hereof, (iii) amend the terms of certain of the outstanding Series A Warrants held by each Holder by issuing to each Holder a number of Amended Warrants, in the form attached hereto as Exhibit "C," equal to the number of Series A Warrants held by the Holders but not included in clause (ii) of this Recital G, and (iv) issue to each Holder Additional Warrants, each upon the terms and conditions stated in this Agreement;

         H. Each Holder wishes to (i) exchange the number of Series A Preferred Shares identified on the signature pages hereto as being held by such Holder and all Series A Preferred Shares hereafter issued to such Holders, for Series B Preferred Shares, (ii) amend the terms of the Series A Warrants held by such Holder on the Closing Date (as defined below) by exchanging such Series A Warrants for an equal number of Amended Warrants, and (iii) receive a number of Additional Warrants, each upon the terms and conditions stated in this Agreement;

         I. All capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in either the Purchase Agreement, the Series A Certificate of Designation or the Registration Rights Agreement. The Series B Preferred Shares, the Warrants, the Conversion Shares and the Warrant Shares are collectively referred to herein as the "Securities".

         NOW THEREFORE, the Company and each of the Holders severally (and not jointly) hereby agree as follows:


                  1. EXCHANGE OF SERIES A PREFERRED SHARES FOR SERIES B PREFERRED SHARES; AMENDMENT OF WARRANTS; AND ISSUANCE OF ADDITIONAL WARRANTS.

                           a. Exchange of Series A Preferred Shares for Series B
Preferred Shares. On the Closing Date (as defined below), (i) the Company shall issue to each Holder a number of Series B Preferred Shares (or fractions thereof) having an aggregate Purchase Price (as defined in the Series B Certificate of Designation) equal to the Aggregate Exchange Value (as defined herein) of the Series A Preferred Shares identified on the signature pages hereto as being held by such Holder and (ii) each Holder shall deliver all of such outstanding Series A Preferred Shares to the Company in exchange for such number of Series B Preferred Shares determined in accordance with clause (i) of this Section 1(a). For purposes hereof, the "Aggregate Exchange Value" of the outstanding Series A Preferred Shares held by a Holder shall equal the sum of
(x) the aggregate Purchase Price (as defined in the Series A Certificate of Designation) of such Series A Preferred Shares, plus (y) any accrued and unpaid dividends on such Series A Preferred Shares through the Closing Date, plus (z) any accrued and unpaid Illiquidity Payments, Conversion Default Payments, Late Registration Payments, Delay Compensation and Delisting Payments (as each such term is defined in the Series A Certificate of Designation) with respect to such Series A Preferred Shares through the Closing Date.

                           b.  Amendment of the Series A Warrants by Issuance of
the Amended Warrants. On the Closing Date (as defined below), (i) the Company shall amend 40,000 Series A Warrants for each 1,000 Series A Preferred Shares (or a portion thereof for less than 1,000 shares) identified on the signature pages hereto as being held by each Holder, hereafter issued to such Holder, and held by such Holder on September 1, 1998 and thereafter converted at a Variable Conversion Price (as defined in the Series A Certificate of Designation) of
$4.00 (or more) prior to November 9, 1998, by issuing to each Holder certificates representing the number of Amended Warrants, in the form attached hereto as Exhibit "B", equal to the number of such Series A Warrants exchanged by such Holder and (ii) the Company shall amend all other Series A Warrants held by each Holder which are not included in clause (i) of this Section (1)(b), by issuing to each Holder certificates representing the number of Amended Warrants, in the form attached hereto as Exhibit "C", equal to the number of such Series A Warrants exchanged by such Holder. Each Holder shall surrender all Series A Warrants then held by such Holder in exchange for certificates representing an equal number of Amended Warrants in the form attached hereto as Exhibit "B" or Exhibit "C", as applicable.. The certificates for the Amended Warrants, which shall be in the form attached hereto as Exhibit "B", shall contain the same terms as the Series A Warrants but shall include the following amendments:

                                    (i) The  Exercise  Price (as  defined in the
Series A Warrants) shall be reduced from $16.25 to $3.00;

                                    (ii) The Holder shall be permitted to effect
a Cashless  Exercise pursuant to Section 1(b) of the Series A Warrants only when
(x) the prospectus included in the Registration Statement (as defined herein) includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading, or (y) sales cannot be made pursuant to the Registration Statement in compliance with the securities laws for any other reason; and

                                    (iii) The  Company  shall be entitled on any
day occurring on or after the first anniversary of the Closing Date on which the Closing Bid Price (as defined in the Series B Certificate of Designation) of the Common Stock on each trading day during the twenty (20) consecutive trading day period ending on the trading day immediately preceding such date (such twenty
(20) consecutive trading day period being referred to herein as the "Calculation Period") is equal to or greater than $4.00 per share, to deliver a written notice to the Holder requiring such Holder to exercise the Amended Warrants in accordance with the terms thereof on the date which is ten (10) trading days following the date of such notice (the "Exercise Date"); provided, however, that the Company shall have such right if and only if (x) for a period of thirty (30) consecutive trading days prior to the beginning of such Calculation Period and
(y) at all times during such Calculation Period and continuing through the Exercise Date, the Warrant Shares are (1) authorized and reserved for issuance,
(2) listed for trading on each principal exchange or market on which the shares of Common Stock of the Company were then traded and (3) registered for resale pursuant to an effective registration statement under the 1933 Act; provided, further, however, that the Holder shall not be required to exercise the Amended Warrants with respect to any such notice unless the Closing Bid Price of the Common Stock on the trading day immediately preceding the Exercise Date is at least equal to $3.90 and the aggregate of cash (and cash equivalents) as shown on the most recent balance sheet of the Company filed by the Company with the Securities and Exchange Commission pursuant to Section 15 (d) of the Securities Exchange Act of 1934, is less than $5,000,000.

                                    The certificates  for the Amended  Warrants,
which shall be in the form attached hereto as Exhibit "C", shall contain the same terms as the Series A Warrants but shall be amended to provide that in the event the Holder thereof is also the Holder of Amended Warrants in the form attached hereto as Exhibit "B", and the Company shall be entitled under the terms thereof to deliver a written notice to the Holder requiring such Holder to exercise such Amended Warrants in the form attached hereto as Exhibit "B", and the Company gives such notice, and the conditions to require such exercise have been met, then the Exercise Price for such Amended Warrants in the form attached hereto as Exhibit "C" shall thereafter equal the lesser of (i) the Exercise Price then in effect under such Amended Warrants in the form attached hereto as Exhibit "C" and (ii) the Closing Bid Price of the Common Stock on the trading day immediately preceding the Exercise Date with respect to the Amended Warrants in the form attached hereto as Exhibit "B."

                           c.  Issuance of Additional  Warrants.  On the Closing
Date (as defined below), the Company shall issue to each Holder Forty Thousand (40,000) Additional Warrants for each One Million Dollars ($1,000,000) of Aggregate Exchange Value (or a portion thereof for less than $1,000,000) of Series A Preferred Shares being exchanged by such Holder on the Closing Date or held by such Holder on September 1, 1998 and thereafter converted at a Variable Conversion Price (as defined in the Series A Certificate of Designation) of $4.00 (or more) prior to November 9, 1998. The Additional Warrants shall be identical to the Amended Warrants in the form attached hereto as Exhibit "B" except that the term of the Additional Warrants shall be four years from the date of issuance of the Additional Warrants.

                           d.  Closing  Date.  Subject to the  satisfaction  (or
waiver) of the conditions thereto set forth in Section 6 and Section 7 below, the date and time of the exchange of the Series A Preferred Shares and Series A Warrants and issuance of the Series B Preferred Shares, the Amended Warrants and the Additional Warrants pursuant to this Agreement (the "Closing Date") shall be 12:00 noon Eastern Standard Time within five (5) business days after the date on which the conditions set forth in Sections 7(i) and 7(j) are met or such other mutually agreed upon time; provided that the Closing (as defined herein) shall occur no later than March 15, 1999. The closing of the transactions contemplated by this Agreement (the "Closing") shall occur on the Closing Date at the offices of the Company, One Electronics Drive, Trenton, New Jersey 08619, or at such other location as may be agreed to by the parties.

                  2.  HOLDERS'  REPRESENTATIONS  AND  WARRANTIES.   Each  Holder
severally (and not jointly) represents and warrants to the Company solely as to such Holder that:

                           a.  Authorization;  Enforcement.  This  Agreement has
been duly and validly authorized. This Agreement has been duly executed and delivered on behalf of the Holder, and this Agreement constitutes a valid and binding agreement of the Holder enforceable in accordance with its terms.


                  3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Holder that:

                           a.  Organization and  Qualification.  The Company and
each of its subsidiaries, if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on (i) the Securities, (ii) the business, operations, assets, financial condition or prospects of the Company and its subsidiaries, if any, taken as a whole, or (iii) on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith.

                           b.  Authorization;  Enforcement.  (i) The Company has
all requisite corporate power and authority to file and perform its obligations under the Series B Certificate of Designation and to enter into and perform this Agreement and the Warrants and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement and the Warrants by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Series B Preferred Shares and the Warrants and the issuance and reservation for issuance of the Conversion Shares and Warrant Shares issuable upon conversion or exercise thereof) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its shareholders, including any approval required by Rule 4460(i) of the National Association of Securities Dealers, Inc., is required (other than the approval of the holders of Series A Preferred Shares effected pursuant to Section 8(e)(i) hereof), (iii) this Agreement has been duly executed and delivered by the Company, and (iv) this Agreement constitutes, and upon execution and delivery by the Company of the Warrants and the execution and filing of the Series B Certificate of Designation, each of such agreements and instruments will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

                           c. Issuance of Shares. The Series B Preferred Shares,
upon issuance in accordance with the terms of this Agreement, will be duly authorized and validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Company and will not impose personal liability upon the holder thereof. The Conversion Shares and Warrant Shares are duly authorized and reserved for issuance, and, upon conversion of the Series B Preferred Shares and exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and will not be subject to preemptive rights or other similar rights or shareholders of the Company and will not impose personal liability upon the holder thereof.

                           d.   Series   of   Preferred   Shares.   The   terms,
designations, powers, preferences and relative, participating and optional or special rights, and the qualifications, limitations and restrictions of each series of preferred stock of the Company (other than the Series B Preferred Shares) are as stated in the Certificate of Incorporation, filed on or prior to the date hereof, and the Bylaws. The terms, designations, powers, preferences and relative, participating and optional or special rights, and the qualifications, limitations and restrictions of the Series B Preferred Shares are as stated in the Series B Certificate of Designation.

                           e.  No  Conflicts.   The   execution,   delivery  and
performance of this Agreement and the Warrants by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the filing of the Series B Certificate of Designation and the issuance and reservation for issuance of the Conversion Shares and Warrant Shares) will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or By-laws (each as defined in the Purchase Agreement) or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation, By-laws or other organizational documents and neither the Company nor any of its subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its subsidiaries in default) under, and neither the Company nor any of its subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party or by which any property or assets of the Company or any of its subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its subsidiaries, if any, are not being conducted, and shall not be conducted so long as a Holder owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement, or the Warrants in accordance with the terms hereof or thereof or to issue the Series B Preferred Shares and Warrants in accordance with the terms hereof and to issue the Conversion Shares upon conversion of the Series B Preferred Shares and the Warrant Shares upon exercise of the Warrants. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is not in violation of the continued listing requirements of the Nasdaq National Market ("Nasdaq") and does not reasonably anticipate that the Common Stock will be delisted by the Nasdaq in the foreseeable future. The Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

                           f.  Disclosure.   All  information   relating  to  or
concerning the Company or any of its subsidiaries set forth in this Agreement and provided to the Holders in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or any of its subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company's reports filed under the 1934 Act (as defined in the Purchase Agreement) are being incorporated into an effective registration statement filed by the Company under the 1933 Act).

                           g.  Acknowledgment  Regarding  Holders'  Purchase  of
Securities. The Company acknowledges and agrees that the Holders are acting solely in the capacity of arm's length purchasers with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Holder is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by any Holder or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Holders' purchase of the Securities. The Company further represents to each Holder that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

                           h. No Integrated  Offering.  Neither the Company, nor
any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Securities to the Holders. The issuance of the Securities to the Holders will not be integrated with any other issuance of the Company's securities (past, current or future) for purposes of any shareholder approval provisions applicable to the Company or its securities other than the issuance of the Series A Preferred Shares.

                           i. Recent  Sale of Common  Stock.  After  November 9,
1998, the Company issued, in a private placement, 6,666,666 shares of its Common Stock for an aggregate of $19,999,998, together with the issuance of warrants to purchase 1,000,000 shares of Common Stock at an exercise price of $3.00 per share.


                  4.       COVENANTS.

                           a. Best  Efforts.  The  parties  shall use their best
efforts to satisfy timely each of the conditions described in Sections 6 and 7 of this Agreement.

                           b.  Additional   Equity   Capital.   Subject  to  the
exceptions described below, during the Lock-up Period (as defined below) the Company will not, without the prior written consent of a majority-in-interest of the Holders, negotiate or contract with any party to obtain additional equity financing (including debt financing with an equity component) that involves (A) the issuance of Common Stock at a discount to the market price of the Common Stock on the date of issuance (taking into account the value of any warrants or options to acquire Common Stock issued in connection therewith) or (B) the issuance of convertible securities that are convertible into an indeterminate number of shares of Common Stock or (C) the issuance of Common Stock upon the conversion of a security convertible into, or exercisable for, Common Stock based on a conversion or exercise price which was fixed at the time of issuance of the security being converted or exercised at a discount to the market price of the Common Stock on the date of issuance of such convertible or exercisable security (the limitations referred to in this sentence are collectively referred to as the "Capital Raising Limitations"). The "Lock-up Period" is the period beginning on the date hereof and ending three hundred sixty-five (365) days from the Closing Date (plus any days in which sales cannot be made under the Registration Statement (as defined below)). The Capital Raising Limitations shall not apply to any transaction involving (i) issuances of securities in a firm commitment underwritten public offering (excluding a continuous offering pursuant to Rule 415 under the 1933 Act), (ii) issuances of securities as consideration for a merger, consolidation or purchase of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or in connection with the disposition or acquisition of a business, product or license by the Company, or (iii) the issuance of Common Stock upon the conversion of a security convertible into or exercised for, Common Stock based on a conversion or exercise price which was fixed at the time of issuance of the security being converted or exercised at a price equal to or greater than the market price of the Common Stock on the date of issuance of such convertible or exercisable security. The Capital Raising Limitations also shall not apply to the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof or to the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option or restricted stock plan approved by the shareholders of the Company.

                           c.  Expenses.  Each of the parties to this  Agreement
shall bear their own expenses.

                           d.  Reservation  of Shares.  The Company shall at all
times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the full conversion or exercise of the outstanding Series B Preferred Shares and Warrants and issuance of the Conversion Shares and Warrant Shares in connection therewith (based on the Conversion Price of the Series B Preferred Shares or Exercise Price of the Warrants in effect from time to time). The Company shall not reduce the number of shares of Common Stock reserved for issuance upon conversion of Series B Preferred Shares and exercise of the Warrants without the consent of each Holder then owning any shares of Series B Preferred Shares or Warrants. The Company shall use its best efforts at all times to maintain the number of shares of Common Stock so reserved for issuance at no less than the number that is then actually issuable upon full conversion of the Series B Preferred Shares and exercise of the Warrants (based on the Conversion Price of the Series B Preferred Shares or Exercise Price of the Warrants in effect from time to time). If at any time the number of shares of Common Stock authorized and reserved for issuance is below the number of Conversion Shares and Warrant Shares issued and issuable upon conversion of the Series B Preferred Shares and exercise of the Warrants (based on the Conversion Price of the Series B Preferred Shares or Exercise Price of the Warrants then in effect), the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of shareholders to authorize additional shares to meet the Company's obligations under this
Section 4(d), in the case of an insufficient number of authorized shares, and using its best efforts to obtain shareholder approval of an increase in such authorized number of shares.

                           e. No  Integration.  The  Company  shall not make any
offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the 1933 Act or cause the offering of Securities to be integrated with any other offering of securities by the Company for the purpose of any shareholder approval provision applicable to the Company or its securities.


                           f.  Integration of Certain  Covenants of the Purchase
Agreement. The agreements and covenants set forth in Sections 2.6, 2.7, 4.2, 4.3, 4.4, 4.5 and 4.6 and Article V of the Purchase Agreement shall be incorporated herein and shall be applicable as if the terms "Securities", "Preferred Shares", "Warrants," "Common Shares" and "Warrant Shares" set forth in the Purchase Agreement are deemed to include the Securities, Series B Preferred Shares, Warrants, Common Shares and Warrant Shares, respectively. References in such sections of the Purchase Agreement to the "Agreement" shall be deemed to mean this Agreement.


                  5.       REGISTRATION  RIGHTS.

                           a.  Registration  Rights.  On or before  January  13,
1999, the Company shall file a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") covering the resale by the Holders of (i) the Conversion Shares issuable upon conversion of the Series B Preferred Shares and (ii) the Warrant Shares issuable upon exercise of the Warrants.

                           b.  Incorporation of Registration  Rights  Agreement.
The terms, rights and obligations set forth in the Registration Rights Agreement shall be incorporated herein subject to the following amendments:

                                    (i) The term "Registrable  Securities" shall
be deemed to include (i) the Conversion Shares issuable upon conversion of the Series B Preferred Shares, (ii) the Warrant Shares issuable upon exercise of the Warrants and (iii) the Common Stock issued upon conversion of the Series A Preferred Shares;

                                    (ii) The time  periods  required  for filing
the Registration Statement and the Required Effective Date (as defined in the Registration Rights Agreement) set forth in Section 2(a) of the Registration Rights Agreement shall not apply to the Registration Statement and the number of shares of Common Stock initially included in the Registration Statement shall be no less than the sum of (i) 1.5 times the number of Conversion Shares and (ii) the number of Warrant Shares, as determined on the date of filing of the Registration Statement (assuming, for purposes of such determination, that such date of filing is the Closing Date such that all of the Amended Warrants and Additional Warrants have been issued and all of the Series A Preferred Shares then outstanding have been exchanged for Series B Preferred Shares); and

                                    (iii)  Section  2(b)  of  the   Registration
Rights Agreement shall not apply to the Registrable Securities.

                           c. Acknowledgement  Regarding  Registration of Common
Stock Underlying Series A Preferred Shares. The shares of Common Stock issued upon conversion of the Series A Preferred Shares are registered under the Company's Registration Statement on Form S-3, File No. 333-46095. The Company acknowledges that it is obligated to keep such Registration Statement effective and to keep such shares registered until the earlier of (i) the date on which all of such shares have been sold, or (ii) the date on which such shares may be immediately sold without registration pursuant to Rule 144(k) under the 1933 Act.


                  6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL. The obligation of the Company hereunder to exchange the Series A Preferred Shares for the Series B Preferred Shares, to amend the Series A Warrants by issuance of the Amended Warrants and to issue the Additional Warrants to a Holder at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

                           a. The  applicable  Holder shall have  executed  this
Agreement and delivered the same to the Company.

                           b. The applicable  Holder shall have delivered Series
A Preferred Shares and Series A Warrants in accordance with Section 1 above.

                           c. The Series B Certificate of Designation shall have
been accepted for filing with the Secretary of State of the State of New Jersey.

                           d.  The   representations   and   warranties  of  the
applicable Holder shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the applicable Holder shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the applicable Holder at or prior to the Closing Date.

                           e.  No   litigation,   statute,   rule,   regulation,
executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

                  7. CONDITIONS TO EACH HOLDER'S OBLIGATION TO PURCHASE. The obligation of each Holder hereunder to exchange the Series A Preferred Shares for the Series B Preferred Shares, and to exchange the Series A Warrants for the Amended Warrants at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for such Holder's sole benefit and may be waived by such Holder at any time in its sole discretion:

                           a. The Company shall have executed this Agreement and
delivered the same to the Holder.

                           b. The Company  shall have  delivered  to such Holder
duly executed certificates (in such denominations as the Holder shall request) representing the Series B Preferred Shares, Additional Warrants and Amended Warrants in accordance with Section 1 above.

                           c. The Series B Certificate of Designation shall have
been accepted for filing with the Secretary of State of the State of New Jersey, and a copy thereof certified by such Secretary of State shall have been delivered to such Holder.

                           d. The Irrevocable  Transfer Agent  Instructions  (as
defined in the Purchase Agreement), in form and substance satisfactory to a majority-in-interest of the Holders, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

                           e. The  representations and warranties of the Company
set forth in this Agreement shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed (including those incorporated herein by reference to the Purchase Agreement), satisfied or complied with by the Company at or prior to the Closing Date. The representations and warranties of the Company set forth in Sections 3.3, 3.6, 3.7, 3.8, 3.11, 3.15, 3.16, 3.17, 3.18, 3.19, 3.20 and
3.21 of the Purchase Agreement shall be true and correct in all material respects as of the Closing Date as though made at such time and shall be applicable as if the terms "Securities", "Preferred Shares", "Warrants", "Common Shares" and "Warrant Shares" set forth in the Purchase Agreement are deemed to include the Securities, Series B Preferred Shares, Warrants, Common Shares and Warrant Shares, respectively and any references to "Agreement" in such sections shall be deemed to mean this Agreement. References in such sections of the Purchase Agreement to "SEC Documents" shall be deemed to refer to reports filed by the Company with the Securities and Exchange Commission after January 1, 1998. The Holder shall have received a certificate or certificates, executed by the chief executive officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Holder including, but not limited to certificates with respect to the Company's Certificate of Incorporation, By-laws and Board of Directors' resolutions relating to the transactions contemplated hereby.

                           f.  No   litigation,   statute,   rule,   regulation,
executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

                           g. The Conversion Shares and the Warrant Shares shall
have been authorized for quotation on Nasdaq and trading in the Common Stock on Nasdaq shall not have been suspended by the SEC or Nasdaq.

                           h. The Holder  shall have  received an opinion of the
Company's counsel, dated as of the Closing Date, in form, scope and substance reasonably satisfactory to the Holder and in substantially the same form as Exhibit "D" attached hereto.

                           i. The  Registration  Statement  filed by the Company
pursuant to Article V covering the resale of the Registrable Securities underlying the Series B Preferred Shares and the Warrants shall be effective and no stop order shall have been issued in respect thereof.

                           j. The Holders of $10,000,000 of the Company's  9.01%
Convertible Subordinated Debentures (the "Debentures") have exchanged the Debentures for Two Million Five Hundred Thousand (2,500,000) shares of Common Stock, or shall have executed and delivered to the Company an effective irrevocable direction for such exchange effective upon the exchange of the Series A Preferred Shares for the Series B Preferred Shares, and the exchange of the Series A Warrants for the Amended Warrants.

                  8.       GOVERNING LAW; MISCELLANEOUS.

                           a. Governing Law. This Agreement shall be governed by
and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The parties hereto hereby submit to the exclusive jurisdiction of the United States Federal Courts located in Borough of Manhattan in the State of New York with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby.

                           b.  Counterparts;   Signatures  by  Facsimile.   This
Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                           c.  Headings.  The headings of this Agreement are for
convenience   of   reference   and  shall  not  form  part  of,  or  affect  the
interpretation of, this Agreement.

                           d.  Severability.  If any provision of this Agreement
shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

                           e. Consents to Transaction. Subject to the Closing of
the transactions contemplated by this Agreement, the Holders consent to (i) the creation, establishment and issuance of the Series B Preferred Shares in accordance with the terms hereof; (ii) the exchange or conversion of the Debentures for Two Million Five Hundred Thousand (2,500,000) shares of Common Stock; (iii) the issuance of options to purchase Common Stock in accordance with the 1998 Stock Option and Stock Award Plan, Employee Stock Purchase Plan and 1998 Director's Stock Award Plan of the Company as amended and approved by the shareholders of the Company, and the issuance of Common Stock upon exercise of such options.

                           f. Entire Agreement;  Amendments.  This Agreement and
the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Holder makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

                           g. Notices.  Any notices  required or permitted to be
given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

                           If to the Company:

                                    Base Ten Systems, Inc.
                                    One Electronics Drive
                                    Trenton, New Jersey  08619
                                    Attention:  Chief Executive Officer
                                    Facsimile: (609) 586-1593

                           With copy to:

                                    Pitney, Hardin, Kipp & Szuch
                                    P.O. Box 1945
                                    Morristown, New Jersey  07962
                                    Facsimile: (973) 966-1550
                                    Attention: Joseph Lunin

         If to a Holder: To the address set forth immediately below such Holder's name on the signature pages hereto.

         Each party shall provide notice to the other parties of any change in address.

                           h.  Successors and Assigns.  This Agreement  shall be
binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Holder shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, subject to Section 2.6 of the Purchase Agreement, any Holder may assign its rights hereunder to any person that purchases Securities in a private transaction from a Holder or to any of its "affiliates," as that term is defined under the 1934 Act, without the consent of the Company.

                           i.  Third  Party  Beneficiaries.  This  Agreement  is
intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                           j. Survival.  The  representations  and warranties of
the Company and the agreements and covenants set forth in Sections 3, 4, 5 and 8 (including the covenants integrated from the Purchase Agreement pursuant to
Section 4(f) of this Agreement) shall survive the closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Holders. The Company agrees to indemnify and hold harmless each of the Holders and all their officers, directors, employees and agents for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations, warranties and covenants set forth in Sections 3, 4 and 5 hereof (including the covenants integrated from the Purchase Agreement pursuant to Section 4(f) of this Agreement) or any of its covenants and obligations under this Agreement or the Registration Rights Agreement, including advancement of expenses as they are incurred.

                           k.  Publicity.  The  Company  and each of the Holders
shall have the right to review a reasonable period of time before issuance of any press releases, SEC, NASDAQ or NASD filings, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of each of the Holders, to make any press release or SEC, NASDAQ or NASD filings with respect to such transactions as is required by applicable law and regulations (although each of the Holders shall be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof and be given an opportunity to comment thereon).

                           l.  Further  Assurances.  Each  party  shall  do  and
perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                           m. No Strict Construction.  The language used in this
Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                  IN WITNESS WHEREOF, the undersigned Holders and the Company have caused this Agreement to be duly executed as of the date first above written.


BASE TEN SYSTEMS, INC.

          THOMAS E. GARDNER
By:-------------------------------------------
   Name:  Thomas E. Gardner
   Title: Chairman and Chief Executive Officer

                                                             Number of
                                                             Series A
                                                             Preferred
                                                             Shares held by
                                                             Holder.
ELARA LTD.

By:      GEOFFREY TIRMAN                                      540.046875
    --------------------------------
         Geoffrey Tirman
         Talisman Capital
         President, Elara Ltd.

JMG CAPITAL PARTNERS,
  LP.

By:      JONATHAN GLASER                                      413.4453125
    --------------------------------
         Jonathan Glaser
         President,
         JMG Capital
          Management, Inc.
         General Partner
         JMG Capital Partners,
         L.P.

TRITON CAPITAL INVESTMENTS, LTD.

         JONATHAN GLASER
By:                                                           413.4453125
    --------------------------------
         Jonathan Glaser


RGC INTERNATIONAL
INVESTORS, LDC


By:      Rose Glen Capital
         Management, L.P.,
         Investment Manager


By:      RGC General Partner Corp.,
         as General Partner

         GARY S. KAMINSKY
    --------------------------------
By:      Gary S. Kaminsky                                        3,307.5625
         Managing Director

                                                             Number of
                                                             Series A
                                                             Preferred
                                                             Shares held by
                                                             Holder.


SHEPHERD INVESTMENTS
 INTERNATIONAL, LTD.

         MICHAEL A. ROTH
By: --------------------------------                          2,964.1171875
         Name:  Michael A. Roth
         Managing Member,
         Staro Asset
          Management, LLC
         Investment Manager
         Shepherd Investments
          International, Ltd.


STARK INTERNATIONAL

         MICHAEL A. ROTH
By: --------------------------------                          2,964.1171875
         Name:  Michael A. Roth
         Managing Member,
         Staro Asset
          Management, LLC
         Investment Manager,
         Stark International

SOCIETE GENERALE

         FRANCOIS BARTHELEMY
By: --------------------------------
         Francois Barthelemy
         FVP

         GUILLAUME POLLET
By: --------------------------------                          3,975
         Guillaume Pollet
         FVP